As filed with the Securities and Exchange Commission on April 4, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHARSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0401273
(State of Incorporation)	(I.R.S. Employer Identification Number)

321 E. Evelyn Ave, 3rd Fl.

Mountain View, California 94041

(Address of Principal Executive Offices)

Amended and Restated 2000 Equity Incentive Plan

Amended and Restated 2000 Employee Stock Purchase Plan

2001 UK Employee Stock Purchase Plan

(Full title of the plans)

Shawn M. O’Connor

President and Chief Executive Officer

Pharsight Corporation

321 E. Evelyn Ave, 3rd Fl.

Mountain View, California 94041

(650) 314-3800

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David J. Segre, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Telephone: (650) 493-9300

Large accelerated filer  ☐                                          Accelerated filer  ☐

Non-accelerated filer  ☒                                                       Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share par value:
To be issued under the Amended and Restated 2000 Equity Incentive Plan	470,471	$4.95	$2,328,832	$91.52
To be issued under the Amended and Restated 2000 Employee Stock Purchase Plan	141,141	$4.95	$698,648	$27.46
To be issued under the 2000 UK Employee Stock Purchase Plan	43,333	$4.95	$214,499	$8.43
Total	654,945		$3,241,979	$127.41

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Stock Plan by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $4.95 per share, the average of the high and low prices per share of the Common Stock on April 1, 2008, as reported on the Nasdaq Capital Market.

PHARSIGHT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the Commission on June 27, 2007 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Commission on August 13, 2007 pursuant to Section 13(a) of the Exchange Act.

3. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the Commission on November 9, 2007 pursuant to Section 13(a) of the Exchange Act.

4. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 filed with the Commission on February 14, 2008 pursuant to Section 13(a) of the Exchange Act.

5. The Registrant’s Current Reports on Form 8-K filed with the Commission on June 1, 2007, June 26, 2007 June 29, 2007, October 23, 2007, November 13, 2007 and November 27, 2007 pursuant to Section 13(a) of the Exchange Act.

6. The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on November 21, 2007, filed pursuant to Section 12(b) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

The Registrant’s Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

These indemnification provisions and the indemnification agreements entered into between the Registrant and its executive officers and directors may be sufficiently broad to permit indemnification of the Registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-6)

99.1	Amended and Restated 2000 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118983) filed September 14, 2004).

99.2	Amended and Restated 2000 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.55 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31253 filed on August 12, 2003)

99.3	2001 UK Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-60138) filed May 3, 2001).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 31, 2008.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn M. O’Connor and William Frederick and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Shawn M. O’Connor Shawn M. O’Connor	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 31, 2008

/s/ William Frederick William Frederick	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 31, 2008

/s/ Douglas E. Kelly, M.D. Douglas E. Kelly, M.D.	Director	March 31, 2008

/s/ Dean O. Morton Dean O. Morton	Director	March 31, 2008

/s/ Arthur H. Reidel Arthur H. Reidel	Director	March 31, 2008

/s/ Howard Rosen Howard Rosen	Director	March 31, 2008

/s/ John J. Schickling John J. Schickling	Director	March 31, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-6)

99.1	Amended and Restated 2000 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118983) filed September 14, 2004).

99.2	Amended and Restated 2000 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.55 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31253 filed on August 12, 2003)

99.3	2001 UK Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-60138) filed May 3, 2001).